BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Instructions for Amendment/ Restated Articles/Amended and Restated Articles

Profit Corporation

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information and submit the filing with Customer Order Instruction Form and payment:

1. ENTITY INFORMATION: Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. RESTATED OR AMENDED AND RESTATED ARTICLES: Check the box to indicate that this form is to Accompany Restated or Amended and Restated Articles. Select only one box to indicate Restated Articles or Amended and Restated Articles. If amending and restating only: completed sections 1, 2, 3, 5 and 6.

Restated or Amended and Restated Articles must be attached with this filing.

3. TYPE OF AMENDMENT FILING BEING COMPLETED: Indicate what type of amendment is being completed by selecting one box. Completed sections 1, 3, 5 and 6.

Certificate of Amendment pursuant to NRS 78.380 Before issuance of Stock
Must check one of the boxes to indicate the undersigned is either Incorporators or Board of Directors.

Or

Certificate of Amendment pursuant to NRS 78.385 and 78.390 After issuance of Stock
Must indicate the vote by which the amendment was approved in the box provided.

Or

Officer's Statement (foreign qualified entities only)
Enter entity name in home state or if using a modified name in Nevada, indicate jurisdiction of formation and select which changes are being made by checking the appropriate box(es). Must include a certified copy or Certificate of Fact of home jurisdiction filing.

4. EFFECTIVE DATE AND TIME: This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

5. INFORMATION BEING CHANGED: This section is for domestic (Nevada) corporations only. Select the appropriate box(es) to indicate what changes are being made. In the field provided indicate what is being amended, provide article number(s) if available. (If necessary, additional pages may be attached to this form.)

6. SIGNATURE(S): Must be signed by a Officer or Authorized Signer, if more than 2 signatures an additional page may be attached. Form will be returned if unsigned.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:
Name of entity as on file with the Nevada Secretary of State:
Lightbridge Corporation
Entity or Nevada Business Identification Number (NVID): NV19991165491

2. Restated or Amended and Restated Articles: (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
☐ Amended and Restated Articles
* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 5,843,664

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:
Jurisdiction of formation:
Changes to takes the following effect:
☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ____ Time: ____ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Section 4 amended to increase authorized common stock to 25,000,000 (attach additional page(s) if necessary)
6. Signature: (Required)	DocuSigned by: X Seth Grae 6D3B30405300439... Signature of Officer or Authorized Signer — Chief Executive Officer, Title DocuSigned by: X Larry Goldman 3DA0EC060C84471... Signature of Officer or Authorized Signer — Chief Financial Officer, Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 5,843,664
Continued on attachment.

This form must be accompanied by appropriate fees.

LIGHTBRIDGE CORPORATION

Section 4 of the Articles of Incorporation of Lightbridge Corporation shall be amended and restated as follows:

4. **Authorized Capital.** The aggregate number of shares that the corporation will have authority to issue is thirty-five million (35,000,000), of which twenty-five million (25,000,000) shares will be common stock, with a par value of $0.001 per share, and ten million (10,000,000) shares will be preferred stock, with a par value of $0.001 per share. This preferred stock may be divided into and issued in series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The board of directors of the corporation is authorized, within any limitations prescribed by law, to fix and determine the designations, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.